HealthEquity Reports First Quarter Ended April 30, 2021 Financial Results
Highlights of the first quarter include:
•Revenue of $184.2 million, a decrease of 3% compared to $190.0 million in Q1 FY21.
•Net loss of $2.6 million, compared to net income of $1.8 million in Q1 FY21, with non-GAAP net income of $31.0 million, compared to $30.8 million in Q1 FY21.
•Net loss per diluted share of $0.03, compared to net income per diluted share of $0.03 in Q1 FY21, with non-GAAP net income per diluted share of $0.38, compared to $0.43 in Q1 FY21.
•Adjusted EBITDA of $59.0 million, a decrease of 6% compared to $63.0 million in Q1 FY21.
•5.8 million HSAs, an increase of 9% compared to Q1 FY21.
•$15.0 billion Total HSA Assets, an increase of 31% compared to Q1 FY21.
•12.8 million Total Accounts, including both HSAs and complementary CDB accounts, an increase of 1% compared to Q1 FY21.
•The Company sold 5,750,000 shares of common stock, yielding net proceeds of $456.6 million.
•The Company closed its acquisition of Luum on March 8, 2021.
•The Company entered into definitive agreements to acquire Further and to transition custodianship of the Fifth Third Bank HSA portfolio to HealthEquity.
Draper, Utah – June 7, 2021 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its first quarter ended April 30, 2021.
"Our fiscal year 2022 is off to a fast start with early sales wins, two material acquisition agreements in our core HSA business, and the new Luum mobility benefits platform helping clients return to work,” said Jon Kessler, President and CEO of HealthEquity. “We believe our total solution is well-positioned to deliver substantial growth through the economy's reopening and recovery."
First quarter financial results
Revenue for the first quarter ended April 30, 2021 of $184.2 million decreased 3% compared to $190.0 million for the first quarter ended April 30, 2020. Revenue this quarter included: service revenue of $102.5 million, custodial revenue of $47.0 million, and interchange revenue of $34.7 million.
HealthEquity reported a net loss of $2.6 million, or $0.03 per diluted share, and non-GAAP net income of $31.0 million, or $0.38 per diluted share, for the first quarter ended April 30, 2021. The Company reported net income of $1.8 million, or $0.03 per diluted share, and non-GAAP net income of $30.8 million, or $0.43 per diluted share, for the first quarter ended April 30, 2020.
Adjusted EBITDA was $59.0 million for the first quarter ended April 30, 2021, a decrease of 6% compared to $63.0 million for the first quarter ended April 30, 2020. Adjusted EBITDA was 32% of revenue compared to 33% for the first quarter ended April 30, 2020.
Account and asset metrics
HealthEquity reported sales of 115,000 new HSAs in the first quarter ended April 30, 2021, compared to 104,000 in the first quarter ended April 30, 2020. HSAs as of April 30, 2021 were approximately 5.8 million, an increase of 9% year over year, including 371,000 HSAs with investments, an increase of 51% year over year. Total Accounts as of April 30, 2021 were 12.8 million, including 7.0 million other consumer-directed benefits ("CDBs").
Total HSA Assets as of April 30, 2021 were $15.0 billion, an increase of 31% year over year. Total HSA Assets included $10.0 billion of HSA cash and $5.0 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.9 billion as of April 30, 2021.
WageWorks integration
HealthEquity completed its acquisition of WageWorks on August 30, 2019. As of April 30, 2021, we have achieved approximately $65 million of the approximately $80 million in annualized ongoing net synergies we expect to achieve by the end of fiscal year 2022.

Business outlook
For the fiscal year ending January 31, 2022, management expects revenues of $755 million to $765 million. Its outlook for net loss is between $19 million and $15 million, resulting in net loss of $0.23 to $0.18 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $122 million and $126 million, resulting in non-GAAP net income per diluted share of $1.45 to $1.50 (based on an estimated 84 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $241 million to $247 million.
This outlook does not include any potential impact from the acquisitions of Further or the Fifth Third Bank HSA portfolio.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Monday, June 7, 2021 to discuss the first quarter 2022 financial results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 5266125. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on marketable equity securities, and other certain non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, and acquisition costs, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our more than 12 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information.

When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•the impact of the ongoing COVID-19 pandemic on the Company, its operations and its financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of WageWorks with our business in an efficient and effective manner;
•our ability to close the acquisition of Further and integrate the Further business successfully;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

HealthEquity, Inc. and its subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	April 30, 2021	January 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$736,773	$328,803
Accounts receivable, net of allowance for doubtful accounts of $4,648 and $4,239 as of April 30, 2021 and January 31, 2021, respectively	74,468	72,767
Other current assets	53,870	58,607
Total current assets	865,111	460,177
Property and equipment, net	27,479	29,106
Operating lease right-of-use assets	86,139	89,508
Intangible assets, net	780,794	767,003
Goodwill	1,363,568	1,327,193
Other assets	38,778	37,420
Total assets	$3,161,869	$2,710,407
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$9,636	$1,614
Accrued compensation	33,045	50,670
Accrued liabilities	73,446	75,880
Current portion of long-term debt	62,500	62,500
Operating lease liabilities	13,677	14,037
Total current liabilities	192,304	204,701
Long-term liabilities
Long-term debt, net of issuance costs	909,820	924,217
Operating lease liabilities, non-current	71,916	74,224
Other long-term liabilities	14,811	8,808
Deferred tax liability	124,748	119,729
Total long-term liabilities	1,121,295	1,126,978
Total liabilities	1,313,599	1,331,679
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of April 30, 2021 and January 31, 2021, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 83,377 and 77,168 shares issued and outstanding as of April 30, 2021 and January 31, 2021, respectively	8	8
Additional paid-in capital	1,630,529	1,158,372
Accumulated earnings	217,733	220,348
Total stockholders’ equity	1,848,270	1,378,728
Total liabilities and stockholders’ equity	$3,161,869	$2,710,407

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive income (loss) (unaudited)

	Three months ended April 30,
(in thousands, except per share data)	2021	2020
Revenue
Service revenue	$102,534	$111,271
Custodial revenue	46,978	46,899
Interchange revenue	34,690	31,841
Total revenue	184,202	190,011
Cost of revenue
Service costs	70,632	71,013
Custodial costs	5,009	5,045
Interchange costs	5,445	5,879
Total cost of revenue	81,086	81,937
Gross profit	103,116	108,074
Operating expenses
Sales and marketing	14,086	11,455
Technology and development	35,469	31,078
General and administrative	20,687	18,998
Amortization of acquired intangible assets	19,814	18,702
Merger integration	8,807	12,770
Total operating expenses	98,863	93,003
Income from operations	4,253	15,071
Other expense
Interest expense	(6,689)	(12,263)
Other expense, net	(3,630)	(764)
Total other expense	(10,319)	(13,027)
Income (loss) before income taxes	(6,066)	2,044
Income tax provision (benefit)	(3,451)	218
Net income (loss) and comprehensive income (loss)	$(2,615)	$1,826
Net income (loss) per share:
Basic	$(0.03)	$0.03
Diluted	$(0.03)	$0.03
Weighted-average number of shares used in computing net income (loss) per share:
Basic	81,747	70,980
Diluted	81,747	72,292

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Three months ended April 30,
(in thousands)	2021	2020
Cash flows from operating activities:
Net income (loss)	$(2,615)	$1,826
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	31,768	27,507
Stock-based compensation	12,799	7,396
Amortization of debt issuance costs	1,228	1,201
Other non-cash items	893	972
Deferred taxes	3,243	3,786
Changes in operating assets and liabilities:
Accounts receivable	(475)	1,074
Other assets	2,249	(8,360)
Operating lease right-of-use assets	3,369	3,104
Accrued compensation	(17,748)	(22,924)
Accounts payable, accrued liabilities, and other current liabilities	(381)	1,362
Operating lease liabilities, non-current	(2,308)	(3,045)
Other long-term liabilities	(1,104)	1,127
Net cash provided by operating activities	30,918	15,026
Cash flows from investing activities:
Acquisitions, net of cash acquired	(49,533)	—
Purchases of software and capitalized software development costs	(15,469)	(11,775)
Purchases of property and equipment	(2,490)	(7,511)
Acquisition of intangible member assets	(309)	(6,008)
Net cash used in investing activities	(67,801)	(25,294)
Cash flows from financing activities:
Proceeds from follow-on equity offering, net of payments for offering costs	456,642	—
Principal payments on long-term debt	(15,625)	(7,812)
Settlement of client-held funds obligation, net	(353)	(3,776)
Proceeds from exercise of common stock options	4,189	1,223
Net cash provided by (used in) financing activities	444,853	(10,365)
Increase (decrease) in cash and cash equivalents	407,970	(20,633)
Beginning cash and cash equivalents	328,803	191,726
Ending cash and cash equivalents	$736,773	$171,093

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Three months ended April 30,
(in thousands)	2021	2020
Supplemental cash flow data:
Interest expense paid in cash	$4,988	$10,749
Income tax payments (refunds), net	(4,852)	733
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	3,982	1,537
Purchases of property and equipment included in accounts payable or accrued liabilities	765	968
Contingent consideration recognized at acquisition	8,147	—
Exercise of common stock options receivable	5	—
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income (loss) is as follows:

	Three months ended April 30,
(in thousands)	2021	2020
Cost of revenue	$2,403	$1,463
Sales and marketing	2,188	958
Technology and development	3,013	2,917
General and administrative	5,195	2,058
Other expense, net (1)	342	—
Total stock-based compensation expense	$13,141	$7,396
(1)Equity-based awards exchanged for cash in connection with the Luum acquisition.
Total Accounts (unaudited)

(in thousands, except percentages)	April 30, 2021	April 30, 2020	% Change	January 31, 2021
HSAs	5,846	5,380	9%	5,782
New HSAs from sales - Quarter-to-date	115	104	11%	370
New HSAs from sales - Year-to-date	115	104	11%	687
New HSAs from acquisitions - Year-to-date	—	—	n/a	—
HSAs with investments	371	245	51%	333
CDBs	6,986	7,338	(5)%	7,028
Total Accounts	12,832	12,718	1%	12,810
Average Total Accounts - Quarter-to-date	12,870	12,784	1%	12,659
Average Total Accounts - Year-to-date	12,870	12,784	1%	12,604

HSA Assets (unaudited)

(in millions, except percentages)	April 30, 2021	April 30, 2020	% Change	January 31, 2021
HSA cash with yield (1)	$9,809	$8,338	18%	$9,875
HSA cash without yield (2)	217	386	(44)%	244
Total HSA cash	10,026	8,724	15%	10,119
HSA investments with yield (1)	4,869	2,483	96%	4,078
HSA investments without yield (2)	118	297	(60)%	138
Total HSA investments	4,987	2,780	79%	4,216
Total HSA Assets	15,013	11,504	31%	14,335
Average daily HSA cash with yield - Year-to-date	9,826	8,283	19%	8,599
Average daily HSA cash with yield - Quarter-to-date	$9,826	$8,283	19%	$9,060
(1)HSA Assets that generate custodial revenue.
(2)HSA Assets that do not generate custodial revenue.
Client-held funds (unaudited)

(in millions, except percentages)	April 30, 2021	April 30, 2020	% Change	January 31, 2021
Client-held funds (1)	$903	$894	1%	$986
Average daily Client-held funds - Year-to-date (1)	899	831	8%	847
Average daily Client-held funds - Quarter-to-date (1)	899	831	8%	848
(1)Client-held funds that generate custodial revenue.
Net income (loss) reconciliation to Adjusted EBITDA (unaudited)

	Three months ended April 30,
(in thousands)	2021	2020
Net income (loss)	$(2,615)	$1,826
Interest income	(408)	(600)
Interest expense	6,689	12,263
Income tax provision (benefit)	(3,451)	218
Depreciation and amortization	11,954	8,805
Amortization of acquired intangible assets	19,814	18,702
Stock-based compensation expense	12,799	7,396
Merger integration expenses	8,807	12,770
Acquisition costs (1)	5,939	94
Other (2)	(554)	1,535
Adjusted EBITDA	$58,974	$63,009
(1)For the three months ended April 30, 2021, acquisition costs included $0.3 million of stock-based compensation expense.
(2)For the three months ended April 30, 2021, other consisted of amortization of incremental costs to obtain a contract of $1.3 million offset by other income, net, of $1.8 million. For the three months ended April 30, 2020, other consisted of incremental costs to obtain a contract of $0.3 million and other costs of $1.3 million.

Reconciliation of net loss outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2022
Net loss	$(19) - (15)
Interest income	(2)
Interest expense	26
Income tax benefit	(10) - (8)
Depreciation and amortization	52
Amortization of acquired intangible assets	81
Stock-based compensation expense	61
Merger integration expenses	38
Other expense	14
Adjusted EBITDA	$241 - 247

Reconciliation of net income (loss) to non-GAAP net income (unaudited)

	Three months ended April 30,		Outlook for the year ending
(in millions, except per share data)	2021	2020	January 31, 2022
Net income (loss)	$(3)	$2	$(19) - (15)
Income tax provision (benefit)	(3)	—	(10) - (8)
Income (loss) before income taxes - GAAP	(6)	2	(29) - (23)
Non-GAAP adjustments:
Amortization of acquired intangible assets	20	19	81
Stock-based compensation expense	13	7	61
Merger integration expenses	8	13	38
Acquisition costs	6	—	11
Total adjustments to income (loss) before income taxes - GAAP	47	39	191
Income before income taxes - Non-GAAP	41	41	162 - 168
Income tax provision - Non-GAAP (1)	10	10	40 - 42
Non-GAAP net income	31	31	122 - 126

Diluted weighted-average shares	82	72	84
Non-GAAP net income per diluted share (2)	$0.38	$0.43	$1.45 - 1.50
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)Non-GAAP net income per diluted share may not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets	HSA members' deposits with our federally insured custodial depository partners and custodial cash deposits invested in an annuity contract with our insurance company partner. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.
Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA	Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on marketable equity securities, and other certain non-operating items.
Non-GAAP net income
Calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, and acquisition costs, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.